Exhibit 10.4

LATCH, INC.
2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as may be amended from time to time, the “Plan”) of Latch, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	David Lillis
Grant Date:	June 12, 2026
Number of RSUs:	968,179
Vesting Commencement Date:	July 13, 2023

Vesting Schedule:

Subject to such further limitations as are provided in the Plan and as set forth herein, the Restricted Stock Units shall vest as follows: (a) one-third (1/3) of the Restricted Stock Units shall vest on the first (1st) anniversary of the Vesting Commencement Date, and (b) the remaining two-thirds (2/3) of the Restricted Stock Units shall vest in eight (8) equal quarterly installments thereafter on each quarterly anniversary of the first vesting date over the following two (2) years, such that all Restricted Stock Units shall be fully vested on the third (3rd) anniversary of the Vesting Commencement Date, subject to the Participant’s continued service through each applicable vesting date.

Acceptance Deadline. The Award is effective as of the Grant Date specified above. Participant must accept this Grant Notice and the Agreement within ninety (90) days following the Grant Date (or by such later date as the Administrator may approve in its discretion). If Participant does not timely accept, this Award may be cancelled and forfeited without consideration, at the discretion of the Administrator.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain independent tax advice and the advice of his or her own counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

LATCH, INC.		PARTICIPANT

By:	/s/ Priyen Patel	/s/ David Lillis
Name:	Priyen Patel	David Lillis
Title:	Chief Strategy and Legal Officer

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.
GENERAL

1.1            Award of RSUs. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

1.2            Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3            Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT

2.1            VESTING; FORFEITURE. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.2	Settlement.

(a)            General Settlement Timing. RSUs will be settled in Shares or, at the sole discretion of the Company, in cash, as soon as administratively practicable after the vesting of the applicable RSU (including any RSUs that are vested as of the Grant Date), but in no event later than the fifteenth (15th) day of the third (3rd) calendar month following the calendar year in which the applicable RSU vests, in either case in accordance with the requirements of the "short-term deferral" exception under Treasury Regulation Section 1.409A-1(b)(4). For purposes of this Agreement, “Settlement Date” means the date on which Shares or cash are delivered to Participant, which shall occur within the period specified in this Section 2.2(a).

(b)            Cash Settlement. If an RSU is settled in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the trading day immediately preceding the Settlement Date.

(c)            Settlement following Termination of Service. If Participant has experienced a Termination of Service following the vesting, but prior to the settlement, of any RSUs, the Company shall have the right, in its sole discretion, to (i) settle such vested RSUs on the Settlement Date or (ii) require Participant to provide updated contact and tax information prior to settlement and delay settlement until Participant provides such information, provided that any such delay shall not extend settlement beyond the latest date permitted under Section 2.2(a).

(d)            Delay for Legal and Regulatory Compliance. Notwithstanding as otherwise provided in this Agreement, the Company may delay the settlement of any RSU and any associated issuance or delivery of Shares or payment of cash that the Company reasonably anticipates would violate Applicable Laws, including without limitation, U.S. federal securities laws or the listing standards of any stock exchange on which the Common Stock is listed, until the earliest date the Company reasonably anticipates the making of the payment or delivery will not cause such a violation or failure in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii). For avoidance of doubt, the Company may delay the issue or delivery of any Shares in settlement of RSUs unless (i) a registration statement under the Securities Act with respect to the Shares is then effective, (ii) the Shares are registered, qualified, or exempt from registration or qualification under all applicable state securities or "blue sky" laws, and (iii) the listing (or authorization for listing upon official notice of issuance) of such Shares on any stock exchange on which the Company's securities are then listed has been authorized and remains in effect.

ARTICLE III.
TAXATION AND TAX WITHHOLDING

3.1            Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2	Tax Withholding.

(a)            Prior to any relevant taxable or tax withholding event, as a condition to the settlement of any RSUs, Participant agrees to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the RSUs. The Company shall not be required to issue any Shares or make any cash payment until such obligations are satisfied.

(b)            To the extent the RSUs are settled in cash (in whole or in part), if Participant fails to make arrangements satisfactory to the Company for the satisfaction of the applicable withholding tax obligations within the timeframe required by the Company, the Company is authorized to withhold or deduct for the cash payable to the Participant in settlement of the RSUs (or any portion thereof) an amount sufficient to satisfy all applicable tax withholding obligations.

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(c)            To the extent the RSUs are settled in Shares (in whole or in part), if Participant fails to make arrangements satisfactory to and, if applicable, permitted by, the Company for the satisfaction of the applicable withholding tax obligations within the timeframe required by the Company, then the Company may, in its sole discretion, (i) withhold and retain a number of Shares that would otherwise be delivered to Participant in settlement of the RSUs having an aggregate Fair Market Value on the date of delivery sufficient to satisfy the applicable withholding tax obligations, (ii) require Participant to remit cash to the Company in an amount sufficient to satisfy the applicable withholding tax obligations, (iii) withhold amounts from Participant’s wages or other cash compensation paid by the Company and/or any Subsidiary (or from any other amounts payable to Participant), to the extent permitted by applicable law or (iv) take any other actions permitted under the Plan to satisfy such withholding obligations, including without limitation a third-party transaction approved or facilitated by the Company. If Participant fails to make arrangements to satisfy any withholding obligations, and the Company does not otherwise take any of the foregoing action to satisfy the withholding obligation, the Company may, upon prior written notice to Participant, cause the portion of the RSUs (and any Shares otherwise deliverable in respect thereof) for which Participant has failed to make arrangements sufficient to satisfy the applicable withholding tax obligations to be forfeited, and any such Shares otherwise deliverable shall be cancelled and forfeited to the Company without consideration.

(d)            In the event that the Company is withholding from any payment or delivery of Shares to satisfy any withholding obligation, the Company will withhold at the minimum statutory rate required by Applicable Law in all jurisdictions in which Participant is subject to tax withholding obligations, unless the Company reasonably and in good faith after considering any accounting consequences or costs, determines that a different rate is required by Applicable Law. Participant acknowledges and agrees that the Company shall withhold at the minimum statutory rate and that Participant shall be responsible for any additional taxes owed.

(e)            Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1            Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2            Forfeiture and Claw-Back. Participant acknowledges and agrees that the RSUs (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt RSUs) shall be subject to the provisions of any claw-back policy implemented by the Company or any Subsidiary, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

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4.3            Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4            Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5            Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.6            Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7            Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is a Section 16 Person, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8            Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9            Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

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4.10            Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.11            Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12            Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13            Restrictions. In the event the Shares are no longer registered with the United States Securities and Exchange Commission (as determined by the Administrator), any Shares acquired in respect of the RSUs shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Shares be transferred in the event of certain transactions, rights of first refusal, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in an exercise notice, securityholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The Administrator may condition the issuance of such Shares on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.

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